 Exhibit 23.1
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Flamel Technologies S.A., Nos. 333-137844, 333-134638, 333-111725, 333-109693 and 333-12542, of our report dated May 18, 2009, relating to the financial statement and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
Lyon, France, May 18, 2009
PricewaterhouseCoopers Audit
Represented by
Bernard Rascle